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                                                                   EXHIBIT 10.42


                                                                         B234118

                            UNITED STATES OF AMERICA
                         BEFORE FEDERAL TRADE COMMISSION


COMMISSIONERS:        Robert Pitofsky, Chairman
                      Mary L. Azcuenaga
                      Sheila F. Anthony
                      Mozelle W. Thompson
                      Orson Swindle



------------------------------------
                                    )
In the Matter of                    )
                                    )
JENNY CRAIG, INC.,                  )       DOCKET NO. 9260
        a corporation, and          )
                                    )       DECISION AND ORDER
JENNY CRAIG INTERNATIONAL, INC.,    )
        a corporation.              )
------------------------------------)


        The Commission having heretofore issued its complaint charging the respondents named in the caption hereof with violation of Sections 5 and 12 of the Federal Trade Commission Act, as amended, and the respondents having been served with a copy of that complaint, together with a notice of contemplated relief; and

        The respondents, their attorneys, and counsel for the Commission having thereafter executed an agreement containing a consent order, an admission by the respondents of all the jurisdictional facts set forth in the complaint, a statement that the signing of said agreement is for settlement purposes only and does not constitute an admission by respondents that the law has been violated as alleged in such complaint, or that the facts as alleged in such complaint, other than jurisdictional facts, are true, and waivers and other provisions as required by the Commission's Rules; and

        The Secretary of the Commission having thereafter withdrawn this matter from adjudication in accordance with Section 3.25(c) of its Rules; and

        The Commission having considered the matter and having thereupon accepted the executed consent agreement and placed such agreement on the public record for a period of sixty (60) days, and having duly considered the comments filed thereafter by interested persons



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pursuant to Section 3.25(f) of its Rules, and having modified the order in several respects, now in further conformity with the procedure prescribed in
Section 3.25(f) of its Rules, the Commission hereby makes the following jurisdictional findings and enters the following order:

        1. Respondent Jenny Craig, Inc. is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 445 Marine View Avenue, #300, Del Mar, California, 92014.

        Respondent Jenny Craig International, Inc. is a corporation organized, existing, and doing business under and by virtue of the laws of the State of California, with its office and principal place of business located at 445 Marine View Avenue, #300, Del Mar, California, 92014.

        2. The Federal Trade Commission has jurisdiction of the subject matter of this proceeding and of the respondents, and the proceeding is in the public interest.


                                      ORDER

                                   DEFINITIONS

         For the purposes of this order, the following definitions shall apply:

A. "Competent and reliable scientific evidence" shall mean those tests, analyses, research studies, surveys or other evidence based on the expertise of professionals in the relevant area, that have been conducted and evaluated in an objective manner by persons qualified to do so, using procedures generally accepted in the profession to yield accurate and reliable results.

B. "Weight loss program" shall mean any program designed to aid consumers in weight loss or weight maintenance.

C. "Broadcast medium" shall mean any radio or television broadcast, cablecast, home video, or theatrical release.

D. For any order-required disclosure in a print medium to be made "clearly and prominently" or in a "clear and prominent manner," it must be given both in the same type style and in: (1) twelve point type where the representation that triggers the disclosure is given in twelve point or larger type; or (2) the same type size as the representation that triggers the disclosure where that representation is given in a type size that is smaller than twelve point type.

E. For any order-required disclosure given orally in a broadcast medium to be made "clearly and prominently" or in a "clear and prominent manner," the disclosure must be given at the same volume and in the same cadence as the representation that triggers the disclosure.




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F.       For any order-required disclosure given in the video portion of a television or video advertisement to be made "clearly and prominently" or in a "clear and prominent manner," the disclosure must be of a size and shade and must appear on the screen for a duration sufficient for an ordinary consumer to read and comprehend it.

G. "Short broadcast advertisement" shall mean any advertisement of thirty seconds or less duration made in a broadcast medium.

                                       I.

        IT IS ORDERED that Jenny Craig, Inc., a corporation, and Jenny Craig International, Inc., a corporation ("respondents"), their successors and assigns, and respondents' officers, representatives, agents, and employees, directly or through any corporation, subsidiary, division, or other device, including franchisees or licensees, in connection with the advertising, promotion, offering for sale, or sale of any weight loss program, in or affecting commerce, as "commerce" is defined in the Federal Trade Commission Act, do forthwith cease and desist from:

         A. Making any representations, directly or by implication, about the success of participants on any weight loss program in achieving or maintaining weight loss or weight control unless, at the time of making any such representation, respondents possess and rely upon competent and reliable evidence, which when appropriate must be competent and reliable scientific evidence, that substantiates the representation;

         provided, further, that for any representation that:

                  (1) any weight loss achieved or maintained through the weight loss program is typical or representative of all or any subset of participants of respondents' program, said evidence shall, at a minimum, be based on a representative sample of:

                           (a) all participants who have entered the program, where the representation relates to such persons; provided, however, that the required sample may exclude those participants who dropped out of the program within two weeks of their entrance or who were unable to complete the program due to change of residence or medical reasons, such as pregnancy; or

                           (b) all participants who have completed a particular phase of the program or the entire program, where the representation only relates to such persons;

                  (2) any weight loss is maintained long-term, said evidence shall, at a minimum, be based upon the experience of participants who were followed for a period of at least two years from their completion of the active maintenance phase of respondents' program, or earlier termination, as applicable; and




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                  (3)      any weight loss is maintained permanently, said
                  evidence shall, at a minimum, be based upon the experience of participants who were followed for a period of time after completing the program that is either:

                           (a) generally recognized by experts in the field of treating obesity as being of sufficient length for predicting that weight loss will be permanent, or

                           (b) demonstrated by competent and reliable survey evidence as being of sufficient duration to permit such a prediction.

B. Representing, directly or by implication, except through endorsements or testimonials referred to in paragraph I.E. herein, that participants of any weight loss program have successfully maintained weight loss, unless respondents disclose, clearly and prominently, and in close proximity to such representation, the statement: "For many dieters, weight loss is temporary.";

provided, further, that respondents shall not represent, directly or by implication, that the above-quoted statement does not apply to dieters in respondents' weight loss program;

provided, however, that a truthful statement that merely describes the existence, design or content of a weight maintenance or weight management program or notes that the program teaches clients about how to manage their weight will not, without more, be considered for purposes of this order a representation regarding weight loss maintenance success;

C. Representing, directly or by implication, except through short broadcast advertisements referred to in paragraph I.D. herein, and except through endorsements or testimonials referred to in paragraph I.E. herein, that participants of any weight loss program have successfully maintained weight loss, unless respondents disclose, clearly and prominently, and in close proximity to such representation, the following information:

         (1) the average percentage of weight loss maintained by those participants,

         (2) the duration over which the weight loss was maintained, measured from the date that participants ended the active weight loss phase of the program, provided, further, that if any portion of the time period covered includes participation in a maintenance program(s) that follows active weight loss, such fact must also be disclosed, and

         (3) if the participant population referred to is not representative of the general participant population for respondents' programs:

                  (a) the proportion of the total participant population in respondents' programs that those participants represent, expressed in terms of a percentage or actual numbers of participants, or



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                  (b)      the statement: "Jenny Craig makes no claim that this
                  [these] result[s] is [are] representative of all participants in the Jenny Craig program.";

         provided, however, that for representations about weight loss maintenance success that do not use a number or percentage, or descriptive terms that convey a quantitative measure such as "most of our customers maintain their weight loss long-term," respondents may, in lieu of the disclosures required in C.(1)-(3) above,

                  (i) include, clearly and prominently, and in immediate conjunction with such representation, the statement: "Check at our centers for details about our maintenance record."; and

                  (ii) for a period of time beginning with the date of the first dissemination or broadcast of any such advertisement and ending no sooner than thirty (30) days after the last dissemination or broadcast of such advertisement, give to each potential client, upon the first presentation of any form asking for information from the potential client, but in any event before such person has entered into any agreement with respondents, a separate document entitled "Maintenance Information," which shall include all the information required by paragraph I.B. and subparagraphs I.C.(1)-(3) of this order, formatted in the exact type size and style as the example form described in paragraph I.D.(2)(a) and set out below;

         provided, further, that compliance with the obligations of this paragraph I.C. in no way relieves respondents of the requirement under paragraph I.A. of this order to substantiate any representation about the success of participants on any weight loss program in maintaining weight loss.

D. Representing, directly or by implication, in short broadcast advertisements, that participants of any weight loss program have successfully maintained weight loss, unless respondents:

         (1) include, clearly and prominently, and in immediate conjunction with such representation, the statement: "Check at our centers for details about our maintenance record.";

         (2) for a period of time beginning with the date of the first broadcast of any such advertisement and ending no sooner than thirty days after the last broadcast of such advertisement, comply with the following procedures upon the first presentation of any form asking for information from a potential client, but in any event before such person has entered into any agreement with respondents:

                  (a) give to each potential client a separate document entitled "Maintenance Information," which shall include all the information required by paragraph I.B. and subparagraphs I.C.(1)-(3) of this order and shall be formatted in the exact type size and style as the example form below, and shall include the heading (Helvetica



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                  14 pt. bold), lead-in (Times Roman 12 pt.), disclosures
                  (Helvetica 14 pt. bold), acknowledgment language (Times Roman 12 pt.) and signature block therein; provided, further, that no information in addition to that required to be included in the document required by this subparagraph I.D.(2) shall be included therein;





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                             MAINTENANCE INFORMATION


        You may have seen our recent ad about maintenance success. Here's some additional information about our maintenance record.



               [DISCLOSURE OF MAINTENANCE STATISTICS GOES HERE
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXX] FOR MANY DIETERS, WEIGHT LOSS IS TEMPORARY.


I have read this notice.  __________________________________      _____________
                                 (Client Signature)                   (Date)





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                  (b)      require each potential client to sign such document;
                           and

                  (c)      give each client a copy of such document; and

         (3) retain in each client file a copy of the signed maintenance notice required by this paragraph;

provided, further, that: (1) compliance with the obligations of this paragraph I.D. in no way relieves respondents of the requirement under paragraph I.A. of this order to substantiate any representation about the success of participants on any weight loss program in maintaining weight loss; and (2) respondents must comply with both paragraph I.D. and paragraph I.C. of this order if respondents include in any such short broadcast advertisement a representation about maintenance success that states a number or percentage, or uses descriptive terms that convey a quantitative measure such as "most of our customers maintain their weight loss long-term";

provided, however, that the provisions of paragraph I.D. shall not apply to endorsements or testimonials referred to in paragraph I.E. herein.

E. Using any advertisement containing an endorsement or testimonial about weight loss success or weight loss maintenance success by a participant or participants of respondents' weight loss program if the weight loss success or weight loss maintenance success depicted in the advertisement is not representative of what participants of respondents' weight loss programs generally achieve, unless respondents disclose, clearly and prominently, and in close proximity to the endorser's statement of his or her weight loss success or weight loss maintenance success:

         (1) What the generally expected success would be for Jenny Craig customers in losing weight or maintaining achieved weight loss; provided, however, that in determining the generally expected success for Jenny Craig customers, respondents may exclude those customers who dropped out of the program within two weeks of their entrance or who were unable to complete the program due to change of residence or medical reasons, such as pregnancy; and that for endorsements or testimonials about weight loss success, respondents can satisfy the requirements of this subparagraph by accurately disclosing:

                  (a) the generally expected success for Jenny Craig customers in the following phrase: "Weight loss averages (number) lbs. over ___ weeks;" or

                  (b) the average number of pounds lost by Jenny Craig customers, using the following phrase: "Average weight loss (number) lbs. More details at centers;" and, for a period of time beginning with the date of the first dissemination of any such advertisement and ending no sooner than thirty days after the last dissemination of such advertisement, making in any on-



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                  site video promotion the preceding disclosure orally and
                  complying with the following procedures upon the first presentation of any form asking for information from a potential client, but in any event before such person has entered into any agreement with respondents:

                           (i) give to each potential client a separate one-page document with an appropriate title that alerts customers that important information follows, which shall disclose, clearly and prominently, what the generally expected success would be for Jenny Craig customers in losing weight, expressed in terms of both average number of pounds lost and average duration of participation in the Jenny Craig program; such document shall be formatted in the following type size and style: heading (Helvetica 14 pt. bold), disclosures (Helvetica 14 pt. bold), signature block (Times Roman 12 pt.), and any other language (no larger than 14 pt.); provided, further, that no information that contradicts this information shall be included in the document required by this subparagraph;

                           (ii)     ask each potential client to sign such
                           document;

                           (iii)    give each client a copy of such document;
                           and

                           (iv) retain in each client file a copy of the notice provided to clients under the requirements of this subparagraph; or

         (2) the limited applicability of the endorser's experience to what consumers may generally expect to achieve; i.e., that consumers should not expect to experience similar results; respondents can satisfy the requirements of this subparagraph by clearly and prominently disclosing in close proximity to the representation one of the following statements:

                  (a)      "You should not expect to experience these results."

                  (b)      "This result is not typical. You may not do as well."

                  (c) "This result is not typical. You may be less successful."

                  (d) "_____________'s success is not typical. You may not do as well."

                  (e) "_____________'s experience is not typical. You may achieve less."

                  (f)      "Results not typical."

                  (g)      "Results not typical of program participants."




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provided, however, that a truthful statement that merely describes the existence, design or content of a weight maintenance or weight management program or notes that the program teaches clients how to manage their weight, or which states either through the endorser or in nearby copy that under the program "weight loss maintenance is possible," or words to that effect, will not, without more, be considered for purposes of this paragraph a representation regarding weight loss maintenance success or trigger the need for separate or additional maintenance disclosures required by other paragraphs of the order;

provided, further, that:

         (i) a representation about maintenance by an endorser that states a number or percentage, or uses descriptive terms that convey a quantitative measure, such as "I have kept of most of my weight loss for 2 years," shall be considered a representation regarding weight loss maintenance success;

         (ii) if endorsements or testimonials covered by this paragraph are made in a broadcast medium, any disclosure required by this paragraph must be communicated in a clear and prominent manner and in immediate conjunction with the representation that triggers the disclosure.

F. Representing, directly or by implication, that the price at which any weight loss program can be purchased is the only cost associated with losing weight on that program, unless such is the case.

G. Representing, directly or by implication, the price at which any weight loss program can be purchased, unless respondents disclose, clearly and prominently, either (1) in close proximity to such representation, the existence and amount of all mandatory costs and fees associated with the program offered; or (2) in immediate conjunction with such representation, the following statement: "Plus the cost of [list of products or services that participants must purchase at additional cost].";

provided, further, that in a broadcast medium, if the representation that triggers the disclosure is oral, the required disclosure must also be made orally.

H. Failing to disclose over the telephone, for a period of time beginning with the date of any advertisement of the price at which any weight loss program can be purchased and ending no sooner than 180 days after the last dissemination of any such advertisement, to consumers who inquire about the cost of any weight loss program, or are told about the cost of any weight loss program, the existence and amount of any mandatory costs or fees associated with participation in the program.

I. Representing, directly or by implication, that prospective participants in respondents' weight loss program will reach a specified weight within a specified time




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period, unless at the time of making such representation, respondents possess and rely upon competent and reliable scientific evidence substantiating the representation.

J. Misrepresenting, directly or by implication, the rate or speed at which any participant in any weight loss program has experienced or will experience weight loss.

K.       Failing to disclose, clearly and prominently, in writing either:

         1)       to all participants when they enter the program; or

         2) to each participant whose average weekly weight loss exceeds two percent (2%) of his or her initial body weight, or three pounds, whichever is less, for at least two consecutive weeks;

that failure to follow the program protocol and eat all of the food recommended may involve the risk of developing serious health complications.

L. Misrepresenting, directly or by implication, the performance, efficacy, price, or safety of any weight loss program or weight loss product.

M. Representing, directly or by implication, that participants on any weight loss program recommend or endorse the program unless, at the time of making any such representation, respondents possess and rely upon competent and reliable evidence, which when appropriate must be competent and reliable scientific evidence, that substantiates such representation.

N. Misrepresenting, directly or by implication, the existence, contents, validity, results, conclusions, or interpretations of any test, study, or survey.

                                       II.

         IT IS FURTHER ORDERED that respondents shall notify the Commission at least thirty (30) days prior to the effective date of any proposed change such as dissolution, assignment, or sale resulting in the emergence of a successor corporation(s), the creation or dissolution of subsidiaries, or any other change in the corporation(s) that may affect compliance obligations arising out of this order.

                                      III.

         IT IS FURTHER ORDERED that for three (3) years after the last date of dissemination of any representation covered by this order, respondents, or their successors and assigns, shall maintain and upon request make available to the Federal Trade Commission for inspection and copying:

         A. All materials that were relied upon in disseminating such representation; and




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         B.       All tests, reports, studies, surveys, demonstrations or other evidence in their possession or control that contradict, qualify, or call into question such representation, or the basis relied upon for such representation, including complaints from consumers.

                                       IV.

         IT IS FURTHER ORDERED that respondents shall distribute a copy of this order to each of their officers, agents, representatives, independent contractors and employees who are involved in the preparation and placement of advertisements or promotional materials or in communication with customers or prospective customers or who have any responsibilities with respect to the subject matter of this order; and, for a period of ten (10) years from the date of entry of this order, distribute same to all future such officers, agents, representatives, independent contractors and employees.

                                       V.

         IT IS FURTHER ORDERED that:

         A. Respondents shall distribute a copy of this order to each of their franchisees and licensees and shall contractually bind them to comply with the prohibitions and affirmative requirements of this order; respondents may satisfy this contractual requirement by incorporating such order requirements into their current Operations Manual; and

         B. Respondents shall further make reasonable efforts to monitor their franchisees' and licensees' compliance with the order provisions; respondents may satisfy this requirement by: (1) taking reasonable steps to notify promptly any franchisee or licensee that respondents determine is failing materially or repeatedly to comply with any order provision that such franchisee or licensee is not in compliance with the order provisions and that disciplinary action may result from such noncompliance; and (2) providing the Federal Trade Commission with the name and address of the franchisee or licensee and the nature of the noncompliance if the franchisee or licensee fails to comply promptly with the relevant order provision after being so notified; provided, however, that the requirements of this Part V will not, by themselves, increase the liability of respondents for any acts and practices of their franchisees or licensees that violate this order.

                                       VI.

         IT IS FURTHER ORDERED that this order will terminate on February 19, 2018, or twenty (20) years from the most recent date that the United States or the Federal Trade Commission files a complaint (with or without an accompanying consent decree) in federal court alleging any violation of the order, whichever comes later; provided, however, that the filing of such a complaint will not affect the duration of:

         A. Any paragraph in this order that terminates in less than twenty (20) years;



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         B.       This order's application to any respondent that is not named as a defendant in such complaint; and

         C. This order if such complaint is filed after the order has terminated pursuant to this paragraph.

Provided, further, that if such complaint is dismissed or a federal court rules that the respondent did not violate any provision of the order, and the dismissal or ruling is either not appealed or upheld on appeal, then the order will terminate according to this paragraph as though the complaint was never filed, except that the order will not terminate between the date such complaint is filed and the later of the deadline for appealing such dismissal or ruling and the date such dismissal or ruling is upheld on appeal.

                                      VII.

         IT IS FURTHER ORDERED that respondents shall, within sixty (60) days after the date of service of this order, and one year thereafter, file with the Commission a report, in writing, setting forth in detail the manner and form in which they have complied with this order.

         By the Commission, Chairman Pitofsky recused and Commissioner Azcuenaga not participating.



                                      Donald S. Clark
                                      Secretary


ISSUED:  February 19, 1998



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